                                                                      EXHIBIT 10



                  EMPLOYMENT AGREEMENT BETWEEN JAMES L. HEWITT
                                AND COLONIAL BANK

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into as of the ____ day of _________, 1997, by and between Colonial Bank, an Alabama banking corporation and a subsidiary of The Colonial BancGroup, Inc., a Delaware corporation ("BancGroup"), and James L. Hewitt ("Executive"), a resident of the State of Florida.

                                    PREAMBLE

         This Agreement is entered into pursuant to an Agreement and Plan of Merger dated as of _______, 1997 (the "Merger Agreement") by and between BancGroup and United American Holding Corporation ("Acquired Corporation") of which United American Bank of Central Florida (the "Bank") is a subsidiary. Executive currently serves as an officer of the Bank, which is located in Orlando, Florida. Capitalized terms used herein that are not defined herein shall have the same meanings given to such terms in the Merger Agreement.

         In consideration of the mutual covenants and agreements contained herein and in the Merger Agreement, and effective with the Effective Date, Colonial Bank and Executive hereby agree as follows:

                                   ARTICLE ONE

                                   EMPLOYMENT

         1.1 EMPLOYMENT OF EXECUTIVE. Commencing on the Effective Date, Colonial Bank shall employ Executive as Chairman of the Central Florida Region and Chairman of the loan committee for such region. Executive shall have such duties, responsibilities and authority consistent with those normally attending such a position. Executive shall exercise all reasonable and necessary care in the performance of such duties and shall undertake such other tasks as may be required from time to time by the board of directors of Colonial Bank. The title and responsibilities of Executive may be changed at the discretion of Colonial Bank, but such changes shall not diminish Executive's right to the compensation provided for in Section 1.2.

         1.2 COMPENSATION AND BENEFITS. Executive shall receive an annual base salary of not less than $250,000, paid bi-weekly. Executive shall also be entitled to receive such adjustments in salary and such discretionary bonuses as may be granted from time to time by Colonial Bank and to participate in Colonial Bank's benefit plans that are available to executive officers of Colonial Bank as provided in section 6.1(d) of the Merger Agreement.

         1.3 AUTOMATIC TERMINATION. Executive's employment under this Agreement shall be automatically terminated upon his death or Complete Disability (as defined below), whichever shall occur first. Upon such termination, this Agreement shall be of no further force and effect, except that Executive shall receive the Cash Payment referenced in section 2.1 below. "Complete Disability" as used herein shall mean the inability of Executive, due to illness, accident, or any other physical or mental incapacity, to perform the services provided for in this Agreement for an aggregate of one hundred (120) days within any period of twelve (12) consecutive months during the term hereof.

         1.4 CONFIDENTIALITY. Executive shall not, at any time during or after his employment with Colonial Bank, use, disclose, confirm, furnish, or make accessible to anyone, other than in the regular course of the business of Colonial Bank and consistent with the best interests of Colonial Bank and its affiliates, any knowledge or information of a confidential or secret nature with respect to the business affairs, assets, operations, plans, or know-how of Colonial Bank or its subsidiaries or affiliates, unless (and only to the extent) such disclosure is required by applicable law or regulations.

Section 1.5 shall be binding upon Executive, and shall inure to the benefit of Colonial Bank, following any termination or expiration of this Agreement.

         1.5 TERM. Subject to Article Two and section 1.3 hereof, the term of this Agreement shall commence on the Effective Date and shall expire on the date that is the first anniversary of the Effective Date, unless extended by the mutual agreement of the parties.


                                   ARTICLE TWO

                              SEVERANCE ARRANGEMENT

         2.1 SEVERANCE AND PAYMENT. Colonial Bank may at any time terminate Executive's employment by giving written notice (the "Notice") to Executive 15 days before such termination is to be effective. Upon the effective date of such termination (which shall be stated in the Notice), Colonial Bank shall pay to Executive in cash a lump-sum payment (the "Cash Payment") equal to the total salary that would otherwise be paid to the Executive for the remainder of the term stated in section 1.5 using the annual cash salary paid to Executive by Colonial Bank at the time the Notice is given for purposes of calculating such payment. Thereafter, BancGroup and Colonial Bank shall have no further obligation to Executive, and Executive shall have no claim against BancGroup or Colonial Bank for any further payment or benefit, including, but not limited to, any claim for stock options that are not vested at the date of the Notice or any other benefits not vested at such time, or any right to continued participation in any benefit plan. In addition to such other consideration as may be stated in this Agreement, one half of the Cash Payment made pursuant to this section shall be deemed a severance payment and one half of such payment shall be deemed consideration expressly for the covenant not to compete contained in Article Three hereof.

         2.2 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. (a) The obligation of

BancGroup to make the Cash Payment specified in section 2.1 hereof shall not apply if (1) Executive voluntarily terminates his employment with Colonial Bank for any reason or (2) BancGroup terminates Executive's employment for cause. For the purpose of this section 2.2, "cause" shall occur if Executive is suspended by any bank regulatory agency from participating in the management of Colonial Bank or if Executive commits any one or more of the following acts:

                  (i) Willful damage of Colonial Bank's or BancGroup's property, business reputation or goodwill;

                  (ii) The commission of a felony;

                  (iii) Theft, fraud, embezzlement or any other act of moral turpitude or deliberate neglect of duties with Colonial Bank; or

                  (iv) The use of alcohol or drugs if Executive is prevented thereby from efficiently performing his duties as an employee of Colonial Bank.

Cause, if any, shall be specified in the notice given under section 2.1 hereof.

         (b) In consideration for the covenant not to compete made by Executive in Article Three of this Agreement, and in addition to such other consideration as may be stated in this Agreement, upon the effective date of any termination occurring as provided in this section 2.2, Colonial Bank may, in its sole discretion, pay to Executive the Cash Payment specified in section 2.1 and Executive shall accept such payment. Such payment shall be made on the effective date of such termination, if the termination is made by BancGroup for cause, or within 7 days after Executive gives notice to BancGroup or Colonial Bank of his intention to terminate his employment.

                                  ARTICLE THREE

                             COVENANT NOT TO COMPETE

         Executive covenants and agrees with BancGroup that, subject to the following sentence and assuming the Cash Payment has been paid to Executive in case of termination under section 2.1 or 2.2, Executive shall not, without the prior written consent of BancGroup, directly or indirectly, serve as a consultant to, serve as a management official of, or be or become a major stockholder of any financial institution (other than BancGroup) then having an office in _______________ Counties, Florida. The prohibition in the foregoing sentence shall apply during the remainder of the term of this Agreement as specified in section 1.5. For the purposes of the covenants contained in this Article Three, the following terms shall have the following respective meanings:

                  (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an officer, director or advisory director of the financial institution. It is expressly understood that Executive may be deemed a management official of the financial institution whether or not he holds any official, elected or appointed position with such financial institution.

                  (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking related company or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term financial institution shall include the organizers of any financial institution as defined herein who, before or after the date of this agreement, make application to an appropriate federal or state regulatory authority, for approval to organize but whose application has not been finally approved as of the date hereof.

                  (c) The term "major stockholder" shall refer to the beneficial ownership of four percent (4%) or more of any class of voting securities of such company or the ownership of four percent (4%) or more of the total equity interest in such company, however denominated.

                  (d) The time within which this covenant not to compete is applicable shall be tolled if and while Executive is in breach thereof.

                                  ARTICLE FOUR

                    REASONABLENESS, SEVERABILITY AND REMEDIES

         The restrictions contained in Article Three are considered by the parties to be fair and reasonable and necessary for the protection of the legitimate business interests of BancGroup and Colonial Bank, and enforceable in accordance with their terms. The provisions of Article Three as to scope of activities, time and territory shall be construed or limited by the court so as to make them enforceable, if otherwise they were not. Executive agrees that BancGroup and Colonial Bank will or would suffer irreparable injury if Executive were to violate any of the provisions of Article Three, and that in the event of a breach by him of those provisions, Colonial Bank shall (in addition to all other rights and remedies available to it, including, without limitation, recovery of damages) be entitled to an injunction restraining him from such breach and to no longer be obligated to make the payments otherwise due and payable to him under this Agreement.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

         5.1 MODIFICATION AND WAIVER. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach or default on a subsequent occasion. This Agreement may be modified or amended only by a writing signed by both Colonial Bank and Executive.

         5.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Florida.

         5.3 SUCCESSORS AND ASSIGNS. This Agreement requires the personal services of, and shall not be assignable by, Executive. This Agreement shall be binding upon, and shall inure to the benefit of, Colonial Bank and its successors and assigns.

         5.4 SECTION CAPTIONS. Section captions contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope of this Agreement or any provision hereof.

         5.5 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term of provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         5.6 INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties between the parties other than those set forth or provided for herein.

         5.7 ATTORNEY'S FEES. In the event of any litigation between the parties to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, from the other party, any and all reasonable attorney's fees and court costs incurred in enforcing such terms.

         5.8 INTERPRETATION. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.

         5.9 NOTICES. Any notices required to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties and their counsel at their respective addresses listed below:

         If to Colonial Bank:       Colonial Bank
                                    Post Office Box 1108
                                    Montgomery, AL 36101

         Attention:                 W. Flake Oakley, Chief Financial Officer

         If to Executive:
                                    -----------------------

                                    -----------------------

         IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the respective parties as of the day and year first above written.

AS TO THE UNDERSIGNED,
SIGNED IN THE PRESENCE OF:



--------------------------------          -------------------------------------
                                          James L. Hewitt




ATTEST:                                   COLONIAL BANK



By:                                       By:
   ------------------------------            -----------------------------------
   Secretary                                 W. Flake Oakley
                                             Chief Financial Officer


[Corporate Seal]